Exhibit 99.3

Zoetis Inc.

Offer to Exchange

up to $400,000,000 Principal Amount Outstanding of

1.150% Senior Notes due 2016

for

a Like Principal Amount of

1.150% Senior Notes due 2016

that have been registered under the Securities Act of 1933

and

up to $750,000,000 Principal Amount Outstanding of

1.875% Senior Notes due 2018

for

a Like Principal Amount of

1.875% Senior Notes due 2018

that have been registered under the Securities Act of 1933

and

up to $1,350,000,000 Principal Amount Outstanding of

3.250% Senior Notes due 2023

for

a Like Principal Amount of

3.250% Senior Notes due 2023

that have been registered under the Securities Act of 1933

and

up to $1,150,000,000 Principal Amount Outstanding of

4.700% Senior Notes due 2043

for

a Like Principal Amount of

4.700% Senior Notes due 2043

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated                     , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of Zoetis Inc., a Delaware corporation (the “Company”), to exchange:

•	$400,000,000 aggregate principal amount of unregistered 1.150% Senior Notes due 2016 (the “2016 Unregistered Notes”) for a like principal amount of 1.150% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2016 Exchange Notes”);

•	$750,000,000 aggregate principal amount of unregistered 1.875% Senior Notes due 2018 (the “2018 Unregistered Notes”) for a like principal amount of 1.875% Senior Notes due 2018 that have been registered under the Securities Act (the “2018 Exchange Notes”);

•	$1,350,000,000 aggregate principal amount of unregistered 3.250% Senior Notes due 2023 (the “2023 Unregistered Notes”) for a like principal amount of 3.250% Senior Notes due 2023 that have been registered under the Securities Act (the “2023 Exchange Notes”); and

•	$1,150,000,000 aggregate principal amount of unregistered 4.700% Senior Notes due 2043 (the “2043 Unregistered Notes” and together with the 2016 Unregistered Notes, the 2018 Unregistered Notes and the 2023 Unregistered Notes, the “Unregistered Notes”) for a like principal amount of 4.700% Senior Notes due 2043 that have been registered under the Securities Act (the “2043 Exchange Notes” and together with the 2016 Exchange Notes, the 2018 Exchange Notes and the 2023 Exchange Notes, the “Exchange Notes”),

upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The Unregistered Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Unregistered Notes carried by us for your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Unregistered Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2013, unless extended (such date and time, as it may be extended, the “Expiration Date”). Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Unregistered Notes.

2.	The Exchange Offer is subject to certain terms and conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended.

If you wish to have us tender your Unregistered Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Unregistered Notes.

This will instruct you to tender the Unregistered Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the 2016 Unregistered Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Unregistered Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2016 Unregistered Notes

1.150% Senior Notes due 2016 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐ Please do not tender any 2016 Unregistered Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ______________,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

Please tender the 2018 Unregistered Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Unregistered Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2018 Unregistered Notes

1.875% Senior Notes due 2018 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐ Please do not tender any 2018 Unregistered Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ______________,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

Please tender the 2023 Unregistered Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Unregistered Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2023 Unregistered Notes

3.250% Senior Notes due 2023 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐ Please do not tender any 2023 Unregistered Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ______________,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

Please tender the 2043 Unregistered Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Unregistered Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of 2043 Unregistered Notes

4.700% Senior Notes due 2043 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐ Please do not tender any 2043 Unregistered Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated: ______________,

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Unregistered Notes held by us for your account.

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